UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2005
ACCENTURE LTD
(Exact name of Registrant as specified in its charter)

Bermuda	001-16565	98-0341111
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 296-8262
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On August 5, 2005, Accenture Ltd filed a registration statement on Form S-3 relating to 108,600,713 of its Class A common shares (the “registration statement”). The registration statement will allow Accenture Ltd, at its option, to issue freely tradable Accenture Ltd Class A common shares upon redemptions of Accenture SCA Class I common shares held by Accenture’s partners, former partners and their permitted transferees. Many of these Accenture SCA Class I common shares remain subject to additional transfer restrictions contained in Accenture SCA’s articles of association that permit redemptions of these shares only in increasing annual amounts through July 2009 and beyond.
     Accenture Ltd will not receive any cash proceeds upon the issuance of its Class A common shares following a redemption of Accenture SCA Class I common shares, but will acquire the Accenture SCA Class I common shares tendered for redemption in exchange for the Accenture Ltd Class A common shares that are issued to the redeeming holder.
     In accordance with established filing practices for registration statements on Form S-3, the number of Accenture Ltd Class A common shares registered under the registration statement reflects Accenture’s best estimate of the maximum number of shares that could be issued in connection with redemptions of Accenture SCA Class I common shares over the next two years. However, the filing of the registration statement relating to the issuance of our Class A common shares does not necessarily mean that any holders will elect to redeem their Accenture SCA Class I common shares or that we will elect to issue any of our Class A common shares rather than pay cash upon redemption of Accenture SCA Class I common shares.
     The registration statement is being filed in connection with the expiration on July 24, 2005 of certain transfer restrictions contained in Accenture Ltd’s bye-laws and Accenture SCA’s articles of association that precluded the transfer of any Accenture equity interests held by current and former partners and their permitted transferees prior to July 24, 2005 without Accenture’s approval (the “Common Restriction”). Prior to its inclusion in Accenture Ltd’s bye-laws and Accenture SCA’s articles of association earlier this year, the Common Restriction was contained in agreements among Accenture and its current and former partners referred to as the Accenture Ltd and Accenture SCA common agreements. For a more detailed description of the content of these agreements, and the Common Restriction that superseded them, see the “Certain Transactions and Relationships” section in our Annual Report on Form 10-K for the fiscal year ended August 31, 2004 filed with the SEC on November 5, 2005 and Annex C to our proxy statement relating to our 2005 annual general meeting of shareholders filed with the SEC on December 27, 2004.
     Notwithstanding the expiration of the Common Restriction on July 24, 2005, substantially all of the Accenture Ltd Class A common shares, Accenture SCA Class I common shares and Accenture Canada Holdings, Inc. exchangeable shares still held by our current and former partners and previously received in connection with our transition to a corporate structure (collectively, the “Founder Shares”) remain subject to additional transfer restrictions contained in Accenture Ltd’s bye-laws and Accenture SCA’s articles of association that permit sales or redemptions of these shares in increasing annual amounts through July 2009 and beyond (the “Incorporation Restrictions”).
     Prior to July 24, 2005, Accenture utilized the Common Restriction to create and facilitate its Share Management Plan, pursuant to which Accenture approved secondary offerings and quarterly sales and redemption opportunities of Founder Shares for its partners, former partners and their permitted transferees.
     The Common Restriction was not extended or renewed. Consequently, Accenture’s Share Management Plan will cease and the manner of future trading of Founder Shares will change in the fall of 2005. Current and former partners will have significantly more individual control over the timing and manner of disposition of their Founder Shares than they have had in past years. In light of these pending changes, the registration statement provides additional information related to the estimated numbers of Founder Shares available for transfer over the next several years. For the benefit of the investing public and its existing investors, Accenture Ltd is separately providing in this Form 8-K the following information which is also described in the registration statement.
Concentrations of Accenture Equity Interests Held by Our Current and Former Employees
     Our employees and former employees continue to hold significant numbers of Accenture Ltd Class A common shares, restricted share units and options, as well as other classes of stock of our subsidiaries that are exchangeable or redeemable for Accenture Ltd Class A common shares.
Shares previously received in connection with our transition to a corporate structure
•	As of July 24, 2005, substantial numbers of shares previously received in connection with our transition to a corporate structure, which we refer to as “founder shares,” are still held by our partners, former partners and their permitted transferees. The founder shares remain directly or indirectly subject to provisions of our various charter documents permitting sales or dispositions of these shares by our partners or former partners in increasing amounts annually through July 2009 and, in the case of partners who remain employed with us for such longer periods, as they remain employed. For a more detailed description of these transfer restrictions, see “Certain Transactions and Relationships” section in our Annual Report on Form 10-K for the fiscal year ended August 31, 2004 filed with the SEC on November 5, 2005 and Annex A to our proxy statement relating to our 2005 annual general meeting of shareholders filed with the SEC on December 27, 2004. SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares are redeemable or exchangeable, respectively. Upon any request for redemption or exchange, we have the option of honoring such requests through cash settlement or the issuance of a comparable number of our Class A common shares.

Based on current partner demographics, the founder shares still held by our partners, former partners and their permitted transferees become available for transfer as follows:

		Number of SCA Class I
		Common Shares and
	Number of Our	Accenture Canada Holdings Inc.
Available for Transfer	Class A Common Shares	Exchangeable Shares

Currently	19,505,208	36,714,562
July 24, 2006	12,110,428	38,600,707
July 24, 2007	13,988,543	34,900,286
July 24, 2008	13,469,343	37,440,451
July 24, 2009	37,109,465	97,613,276
Later of July 24, 2009 or end of employment with Accenture	30,396,910	78,733,942
We may waive the transfer restrictions applicable to founder shares in accordance with their terms to permit transactions, such as issuer tender offers or secondary offerings, that we approve. From time to time, we may also approve limited relief from the existing share transfer restrictions for specified partners or groups of partners in connection with particular retirement, employment and severance arrangements that we determine to be important to the execution of our business strategy.

•	In July 2005, we implemented a Senior Executive Trading Policy applicable to our senior executives which provides, among other things, that all founder shares held by our senior executives and currently available for transfer will also subject to quarterly trading guidelines. These guidelines seek to limit the total number of founder shares redeemed, sold or otherwise transferred in any calendar quarter to no more than a composite average weekly volume of trading in our Class A common shares. Currently, approximately 54% of the founder shares identified above remain subject to these additional quarterly guidelines of the Senior Executive Trading Policy. We expect to enforce this policy rigorously. However sanctions under this policy may be prospective in nature and there can be no guarantee that we can prohibit all individual transfers that may be attempted in breach of this policy.

The Senior Executive Trading Policy was implemented, in part, due to the expiration on July 24, 2005 of transfer restrictions contained in our bye-laws and in Accenture SCA’s articles of association that generally precluded transfers of any founder shares prior to July 24, 2005 without our prior consent. Prior to July 24, 2005, we utilized these provisions to create and facilitate our Share Management Plan, pursuant to which substantially all founder shares that were transferred prior to July 24, 2005 were transferred in a series of annual secondary offerings and smaller, quarterly sales opportunities and related tender offer transactions. On and after July 24, 2005, holders of founder shares will be able individually to execute sales, redemptions or dispositions of those shares that are otherwise free of transfer restrictions and, in the case of our senior executives, in compliance with the quarterly trading guidelines contained in the Senior Executive Trading Policy.
     Shares to be received under our 2001 Share Incentive Plan
•	As of July 25, 2005, a total of 32,137,592 of our Class A common shares underlying restricted share units generally were scheduled to be delivered during the calendar years indicated below:

Number of Shares	Calendar Year
663,397	2005
3,144,838	2006
3,609,008	2007
2,866,514	2008
8,414,964	2009
13,438,871	After 2009
     The delivery of some of these shares may be deferred based on elections made by the holders.
•	In addition, as of July 25, 2005, a total of 75,955,522 of our Class A common shares were issuable pursuant to options, of which options to purchase an aggregate of 46,335,309 Class A common shares were exercisable and options to purchase an aggregate of 29,620,213 Class A common shares generally will become exercisable during the calendar years indicated below:

Number of Shares	Calendar Year
7,916,423	2005
10,649,566	2006
11,054,224	After 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCENTURE LTD
Date: August 5, 2005
	By:	/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner
	Title:	General Counsel and Secretary